Exhibit 99.1

Westech Investment Advisors LLC and Subsidiaries

Consolidated Financial Statements as of and for the year ended December 31, 2021, and Independent Auditor’s Report

C O N T E N T S

Deloitte & Touche LLP 555 Mission Street Suite 1400 San Francisco, CA 94105 USA Tel: +1 415 783 4000 www.deloitte.com

INDEPENDENT AUDITOR’S REPORT

To the Members of Westech Investment Advisors LLC:

Opinion

We have audited the consolidated financial statements of Westech Investment Advisors LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 11 to the financial statements, the Members of the Company entered into an agreement to sell their entire membership interest in the Company. The transaction was closed on October 13, 2022. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

November 4, 2022

Westech Investment Advisors LLC and Subsidiaries

Consolidated Balance Sheet

December 31, 2021

ASSETS
Cash and cash equivalents	$13,748,120
Marketable securities, at fair value	48,238
Due from affiliated Investment Funds	9,680,428
Equity interest in Investment Funds	2,134,555
Right -of-use assets	348,487
Prepaid expenses	246,182
Furniture, equipment and leasehold improvements, net	141,805
Assets of Consolidated Subsidiaries (Note 4):
Cash and cash equivalents	10,185,927
Equity interest in Investment Funds	4,481,070

TOTAL ASSETS	$41,014,812

LIABILITIES AND MEMBERS’ EQUITY
LIABILTIES
Compensation and benefits payable	$5,763,646
Due to affiliated Investment Fund	3,000,000
Other accounts payable	198,161
Lease obligation	365,965
Liabilities of Consolidated Subsidiaries (Note 4):
Performance Incentive Compensation Payable	2,729,828

Total liabilities	$12,057,600

Commitments and contingencies (Note 7)	—

Members’ Equity
Class A common shares, 600 shares issued and outstanding	$—
Class B common shares, 10 shares issued and outstanding	—
Class C common shares, 150 shares issued and outstanding	—
Class D common shares, 150 shares issued and outstanding	—
Retained earnings	18,928,988
Noncontrolling interest	10,028,224

Total members’ equity	$28,957,212

TOTAL LIABILTIES AND MEMBERS’ EQUITY	$41,014,812

The Notes to the Consolidated Financial Statements are an integral part of this statement

Westech Investment Advisors LLC and Subsidiaries

Consolidated Statement of Operations

For the Year Ended December 31, 2021

REVENUES AND OTHER INCOME
From related parties:
Management fees	$31,911,568
Carried interest	58,131,181
Investment income	697,067
Recognized by Consolidated Subsidiaries (Note 4):
Carried interest	16,941,492
Investment income	1,369,460
From non-related party income:
Other Income	57,787

Total revenues and other income	109,108,555

EXPENSES
Compensation and benefits	$21,979,333
Professional fees	2,469,554
General, administrative and other	1,641,298
Depreciation and amortization	96,499
Unrealized trading losses	59,329
Incurred by Consolidated Subsidiaries (Note 4):
Performance Incentive Compensation - Employees	4,540,320

Total expenses	30,786,333

NET INCOME	78,322,222
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	12,604,143

NET INCOME ATTRIBUTABLE TO WESTECH INVESTMENT ADVISORS LLC	65,718,079

The Notes to the Consolidated Financial Statements are an integral part of this statement

Westech Investment Advisors LLC and Subsidiaries

Consolidated Statement of Changes in Members’ Equity

For the Year Ended December 31, 2021

											Total
	Class A Shares		Class B Shares		Class C Shares		Class D Shares		Retained	Noncontrolling	Members’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Earnings	Interests	Equity
Balance at January 1, 2021	600	$—	10	$—	150	$—	150	$—	$6,176,021	$4,062,868	$10,238,889
Net income		—		—		—		—	65,718,079	12,604,143	78,322,222
Contributions		—		—		—		—	—	349,125	349,125
Distributions		—		—		—		—	(52,965,112)	(6,987,912)	(59,953,024)

Balance at December 31, 2021	600	$—	10	$—	150	$—	150	$—	$18,928,988	$10,028,224	$28,957,212

The Notes to the Consolidated Financial Statements are an integral part of this statement

Westech Investment Advisors LLC and Subsidiaries

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$78,322,222
Adjustments to reconcile net income to net cash
provided by operating activities:
Carried Interest - In-kind receipt of carried interest from related parties	(22,793,936)
Unrealized trading losses	59,329
Proceeds from sale of marketable securities	718
Change in equity interest in Investment Funds	(697,067)
Depreciation and amortization expense	96,499
Non-cash lease expense	6,623
Changes in operating assets and liabilities:
Due from affiliated Investment Funds	(2,221,491)
Prepaid expenses	75,504
Other accounts payable	(184,714)
Compensation and benefits payable	1,231,752
Due to affiliated investment fund	3,000,000
Lease obligation	(41,580)
Changes related to Consolidated Subsidiaries (Note 4):
Change in equity interest in Investment Funds	(1,369,460)
Performance Incentive Compensation Payable	2,195,335

Net cash provided by operating activities	57,679,734

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture, equipment and leasehold improvements	(95,882)
Contributions to Investment Funds	(719,125)
Distributions from Investment Funds	1,160,261

Net cash provided by investing activities	345,254

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions	349,125
Distributions	(36,715,662)

Net cash used in financing activities	(36,366,537)

Increase in cash and cash equivalents	21,658,451

CASH AND CASH EQUIVALENTS, beginning of year	2,275,596

CASH AND CASH EQUIVALENTS, end of year	$23,934,047

SUPPLEMENTAL INFORMATION
Cash paid for amounts included in lease obligation	$551,380

NON-CASH SUPPLEMENTAL INFORMATION
In-kind distribution from Investment Funds	$551,711

In-kind distributions to members	$23,237,362

The Notes to the Consolidated Financial Statements are an integral part of this statement

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.    Organization and Nature of Business

Westech Investment Advisors LLC (“WIA”) was formed as a limited liability company and provides investment management services to the Company’s family of investment funds (Investment Funds). These Investment Funds include certain debt funds (“Debt Funds”) and an equity fund (“Equity Opportunity Fund”). Debt Funds include Venture Lending & Leasing IV, LLC, Venture Lending & Leasing V, LLC, Venture Lending & Leasing VI, LLC, Venture Lending & Leasing VII, LLC, Venture Lending & Leasing VIII, LLC, Venture Lending & Leasing IX, LLC and WTI Fund X, LLC. Equity Opportunity Fund includes WTI Equity Opportunity Fund I, LLC.

Each of the Debt Funds provides debt and equity based financing primarily to venture capital backed technology and health care companies. Each fund is organized as a limited liability company that is formed for the principal purpose of acquiring and owning all of the outstanding shares of a business development company and the secondary purpose of acquiring and owning direct interest in companies. Each business development company is a closed end management investment company registered with the United States Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940. An equity opportunity fund was added to this family of funds in 2015. The Equity Opportunity Fund was established to co-invest alongside one or more of the Debt Funds and its goal is to make selective equity investments that are beyond the equity mandate of the Debt Funds.

Management services provided by WIA include portfolio management and supervision of all operations, transfer agency, investment custodian and accounting services. WIA generally provides management services on a non-exclusive basis. Under the terms of its agreements with the Debt Funds, WIA may call capital from a new Debt Funds once all previous Debt Funds have invested at least 75% of the members’ subscribed capital commitments. Similarly, under the terms of its agreement with the Equity Opportunity Fund, WIA may call capital from a new Equity Opportunity Fund once all previous Equity Funds have invested at least 70% of the members’ subscribed capital commitments.

WIA is registered as an investment adviser with the SEC under the Investment Advisors Act of 1940. WIA’s offices are primarily located in Portola Valley, California.

Note 2.    Significant Accounting Policies and Basis of Presentation

The consolidated financial statements include the accounts of WIA and its consolidated variable interest entities, WTI Fund X GP, LLC, Venture Lending & Leasing IX GP, LLC, and WTI Equity Opportunity Fund GP I, L.L.C. (the “General Partners”) (collectively with WIA, the “Company”).

The consolidated financial statements of the Company are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All accounts are maintained in U.S. dollars.

Certain entities in which the Company holds an interest are investment companies that follow specialized accounting rules under U.S. GAAP and reflect their investments at estimated fair value. Accordingly, the carrying value of the Company’s equity method investments in such entities retains the specialized accounting treatment.

Recent Accounting Pronouncements

Pronouncements not yet adopted

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 provides amendments to ASC 326, Financial Instruments - Credit Losses,

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

which replaces the incurred loss impairment model with a current expected credit loss (“CECL”) model. CECL requires a company to estimate lifetime expected credit losses based on relevant information about historical events, current conditions and reasonable and supportable forecasts. The guidance must be applied using the modified retrospective adoption method on January 1, 2023, with early adoption permitted.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the consolidated financial statements and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers any investment with an original maturity of three months or less to be a cash equivalent. The Company holds no cash equivalents at December 31, 2021.

Furniture, Equipment and Leasehold Improvements

Furniture, equipment and software are stated at cost, less accumulated depreciation, and are depreciated over their estimated useful lives, ranging from 3 to 10 years, using the straight-line method beginning in the year an item was placed in service. Leasehold improvements, which are also stated at cost, less accumulated amortization, are amortized over the shorter of their estimated useful lives or the term of the leases.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between independent and knowledgeable parties who are willing and able to transact for an asset or liability at the measurement date. The Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value and then the Company ranks the estimated values based on the observability of the inputs used following the fair value hierarchy set forth by the Financial Accounting Standards Board (FASB).

At December 31, 2021, the Company used the following valuation techniques to measure fair value for assets:

Level 1 –	Assets were valued using the closing price reported in the active market in which the individual security was traded.

Level 2 –	Assets were valued using quoted prices in markets that are not active, broker dealer quotations, and other methods by which all significant inputs were observable at the measurement date.

Level 3 –	Assets were valued using quoted prices in markets that are not active, broker dealer quotations, and other methods by which all significant inputs were observable at the measurement date.

The carrying values of financial instruments comprising cash and cash equivalents, prepaid assets, accounts payable, accounts receivable and due from related parties approximate fair values due to the short-term maturities of these instruments.

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Marketable Securities

Marketable securities consist of common stock in a publicly traded company. The marketable securities are classified as trading securities and are carried at fair value, with changes in unrealized gains and losses recorded in unrealized trading losses on the Consolidated Statement of Operations. As of December 31, 2021, all the Company’s marketable securities are classified as Level 1 within the fair value hierarchy. For the year ended December 31, 2021, all of the trading losses relate to marketable securities still held as of December 31, 2021.

Compensation Policy

Compensation and Benefits

The Company’s accounting policy for employee compensation follows ASC Topic 710, Compensation. Employee compensation is recorded in Compensation and Benefits in the Consolidated Statement of Operations. Consolidated carried interest paid to employees of the Company is recognized in Performance Incentive Compensation – Employees on the Consolidated Statement of Operations.

Leases

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases, and subsequently issued several related amendments which are codified in FASB Accounting Standards Codification (“ASC”) Topic 842. The standard requires lessees to record right of-use assets and lease obligations arising from most operating leases on its balance sheet. The Company adopted the standard for the reporting period beginning January 1, 2021, and adopted the standard using a modified retrospective method. The adoption did not significantly impact its Consolidated Statement of Operations or its Consolidated Statement of Cash Flows. Upon adoption on January 1, 2021, the Company recorded a lease obligation and a corresponding right-of-use asset of $364,774 and $312,339, respectively.

The Company currently leases office space under operating lease arrangements. As these leases expire, it is expected that, in the normal course of business, they will be renewed or replaced. The Company must record a right-of-use asset and a lease obligation at the commencement date of the lease, other than for leases with an initial term of 12 months or less. A lease obligation is initially and subsequently reported at the present value of the outstanding lease payments determined by discounting those lease payments over the remaining lease term using the incremental borrowing rate as of the commencement date. A right-of-use asset is initially reported at the present value of the corresponding lease obligation plus any prepaid lease payments and initial direct costs of entering into the lease, and reduced by any lease incentives. Subsequently, a right-of-use asset is reported at the present value of the lease obligation adjusted for any prepaid or accrued lease payments, remaining balances of any lease incentives received, unamortized initial direct costs of entering into the lease and any impairments of the right-of-use asset. The Company tests for possible impairments of right-of-use assets annually or more frequently whenever events or changes in circumstances indicate that the carrying value of a right-of-use asset may exceed its fair value. Subsequent to an impairment, the carrying value of the right-of-use asset is amortized on a straight-line basis over the remaining lease term.

Most lease agreements for office space that are classified as operating leases contain renewal options, rent escalation clauses or other lease incentives provided by the lessor. Lease expense is accrued to recognize lease escalation provisions and renewal options that are reasonably certain to be exercised, as well as lease incentives provided by the lessor, on a straight-line basis over the lease term and is reported in general, administrative and other expenses in the Statement of Operations.

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Additionally, upon amendments or other events, the Company may be required to remeasure our lease liability and right-of-use asset.

Revenue Recognition

Management Fees

The Company recognizes revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company’s revenue is based on contracts with a determinable transaction price and distinct performance obligations with probable collectability. Revenues are not recognized until the performance obligation(s) are satisfied.

Management fees from the Investment Funds are recognized as the performance obligation is fulfilled and are billed quarterly in arrears based on total assets or aggregate capital commitments for the Debt Funds and total cost of investments for the Equity Opportunity Fund. The management fee percent generally ranges from the greater of 1.5% of committed capital or 2.5% of total assets per annum.

As it relates to the Company’s performance obligation to provide investment management services, the Company typically satisfies this performance obligation over time as the services are rendered, since the Investment Funds simultaneously receive and consume the benefits provided as the Company performs the service. The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised services to the Investment Funds. Revenue recognized for the investment management services provided is generally the amount determined at the end of the period because that is when the uncertainty for that period is resolved.

Carried Interest

The Company accounts for carried interest, which represents a performance-based capital allocation from an investment fund to the Company, as earnings from financial assets within the scope of ASC 323, Investments-Equity Method and Joint Ventures. The Company recognizes carried interest, when received and no reversal is probable, as a separate revenue line item in the Consolidated Statement of Operations.

Carried interest is dependent upon exceeding specified investment return thresholds, generally after the members of Investment Funds have received distributions providing them with a preferred return of 8%. Carried interest typically arise from investment management services that began in prior reporting periods.

Account Receivable

Accounts receivable are equal to contractual amounts reduced for allowances, if applicable. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established as of December 31, 2021. If accounts become uncollectible, they will be written-off when that determination is made.

Income Taxes

The Company is not subject to federal income taxes. The members are responsible for reporting their proportionate share of the Company’s income on their separate tax returns. Accordingly, no federal income tax accruals have been provided for in the accompanying financial statements. The Company is subject to state income taxes in California and New York.

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Accounting principles generally accepted in the United States of America set forth a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. The Company did not have any unrecognized tax benefits in the accompanying financial statements. In the normal course of business, the Company is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of December 31, 2021, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations is from the year 2018 forward (with limited exceptions).

The Company accounts for uncertain tax positions in accordance with ASC 740-10, Income Taxes. ASC 740-10 provides several clarifications related to uncertain tax positions. Most notably, a “more likely-than-not” standard for initial recognition of tax positions, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10 applies a two-step process to determine the amount of tax benefit to be recognized in the financial statements. First, the Company must determine whether any amount of the tax benefit may be recognized. Second, the Company determines how much of the tax benefit should be recognized (this would only apply to tax positions that qualify for recognition). Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Risks and Uncertainties

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties. The Company’s maximum exposure under these arrangements is unknown as they involve future claims that have not occurred and may not occur. However, based on past experience, management expects the risk of loss to be remote.

Variable Interest Entities

As further described in Note 3, the Company holds membership interests in certain of the Investment Funds. In addition, the principal owners of the Company maintain membership interests in the Investment Funds. Furthermore, as noted in Note 4, WIA serves as the managing member and has membership interest in the managing member of certain Investment Funds (hereafter referred to as the “General Partners”).

As the managing member to certain Investment Funds and General Partners in which the Company also has membership interest, the Company has disproportionate voting rights compared to its economic interest. As a result, the Investment Funds and General Partners are considered variable interest entities (VIEs) in accordance with FASB ASC Topic 810, Consolidation.

The Company analyzes whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion at each reporting date. Performance of that analysis requires the exercise of significant judgment. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the VIE held either directly by the Company or indirectly through related parties, to determine whether the Company has the power to direct the activities that most significantly impact the VIE’s economic performance and has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

As a result of this analysis, the investors in the Investment Funds have been identified as the primary beneficiaries of the Investment Funds. As the Company is not the primary beneficiary of the Investment Funds, the Company has not consolidated the Investment Funds for financial reporting purposes.

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

The Company consolidates the General Partners, which were established for purposes of allocating and distributing carried interest received from certain Investment Funds to owners, principles and employees of the Company. The Company has determined it has an implicit variable interest in the General Partners, as the carried interest allocated to employees of the Company is considered compensation to the Company’s employees. As a result, the Company has determined it is the primary beneficiary of the General Partners.

Investments

For equity investments where the Company is not the primary beneficiary of a VIE, but can exert significant influence over the financial and operating policies of the investee, the Company follows the equity method of accounting. The evaluation of whether the Company exerts control or significant influence over the financial and operational policies of its investees requires significant judgment based on the facts and circumstances surrounding each individual investment. Factors considered in these evaluations may include the type of investment, the legal structure of the investee, the terms and structure of the investment agreement, including investor voting or other rights, the terms of the Company’s advisory agreement or other agreements with the investee, any influence the Company may have on the governing board of the investee, the legal rights of other investors in the entity pursuant to the fund’s operating documents and the relationship between the Company and other investors in the entity.

The Company’s equity method investees are investment companies and record their underlying investments at fair value. Therefore, under the equity method of accounting, the Company’s share of the investee’s underlying net income predominantly represents fair value adjustments in the investments held by the equity method investees. The Company’s share of the investees’ underlying net income or loss is based upon the most currently available information and is recognized as investment income.

Note 3.    Investments in Funds

As of December 31, 2021, the Company and Consolidated Subsidiaries held membership interests in Investment Funds accounted for under the equity method in the amount of $6,615,625 which is included in equity interest in Investment Funds on the Consolidated Balance Sheet.

In addition to direct investments in the Investment Funds, the Company also holds variable interests in certain Investment Funds through its position as the managing member. The investment strategies and business purposes of the Investment Funds in which the Company serves as the managing member are described below:

The investment strategy of Venture Lending & Leasing IV, LLC, Venture Lending & Leasing V, LLC, Venture Lending & Leasing VI, LLC, Venture Lending & Leasing VII, LLC, Venture Lending & Leasing VIII, LLC, Venture Lending & Leasing IX, LLC, and WTI Fund X, LLC, each an Investment Fund, is to provide debt financing to carefully selected companies that have received equity funding from traditional sources of venture capital equity funding (i.e. a professionally managed venture capital firm) as well as non-traditional sources of venture capital equity funding (e.g. angel investors, strategic investors, family offices, crowdfunding investment platforms, etc.) (collectively, “Venture-Backed Companies”), generally in the form of secured loans.

WTI Equity Opportunity Fund I, L.P., is an Investment Fund organized to make selective equity investments in Venture-Backed Companies.

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

The following table presents information regarding the Company’s ownership percentage of equity method investments, as well as summarized financial information of the equity method investments as of and for the year ended December 31, 2021.

	Venture Lending & Leasing IV, LLC	Venture Lending & Leasing V, LLC	Venture Lending & Leasing VI, LLC	Venture Lending & Leasing VII, LLC	Venture Lending & Leasing VIII, LLC	Venture Lending & Leasing IX, LLC(1)	WTI Fund X, LLC(1)	WTI Equity Opportunity Fund I, L.P.(1)(2)
Fund Commitments	250,000,000	270,000,000	294,000,000	375,000,000	423,625,000	460,000,000	500,000,000	75,000,000
WIA Commitment	700,000	1,000,000	1,000,000	1,100,000	1,100,000	1,000,000	1,000,000	2,625,000
Owner percentage	0.3%	0.4%	0.3%	0.3%	0.3%	0.2%	0.2%	3.5%
Assets	4,445,179	19,217,160	82,594,795	264,660,609	489,618,726	788,674,226	105,066,492	106,440,154
Liabilities	10,539	24,239	43,881	2,012,769	50,935,032	271,911,175	57,819,348	89,203
Members’ equity	4,434,640	19,192,921	82,550,914	262,647,840	438,683,694	516,763,051	47,247,144	106,350,951
Investment Income	276	583	532,842	6,474,407	38,253,970	85,983,924	1,456,546	266
Expenses	122,650	188,290	455,628	8,110,306	17,768,560	18,996,642	3,343,584	435,748
Gain(loss) on investments	(4,065,356)	5,368,551	3,927,770	107,164,891	171,288,009	112,719,300	(674,202)	35,688,322
Net income (loss)	(4,187,730)	5,180,844	4,004,984	105,528,992	191,773,419	179,706,582	(2,561,240)	35,252,840

(1)	WIA’s interest is held through its consolidated variable interest entities.
(2)	100% of the interest in WTI Equity Opportunity Fund I, L.P. is represented by noncontrolling interest.

The Company’s risk of loss for the investments in funds is limited to its investment balance and unfunded capital commitments as disclosed in Note 7.

Note 4.	Consolidated Variable Interest Entities

WTI Fund X GP, LLC, Venture Lending & Leasing IX GP, LLC, and WTI Equity Opportunity Fund GP I, L.L.C., each a General Partner (collectively referred to as “Consolidated Subsidiaries” or “WIA GPs”) serve as the managing members and have direct investments in WTI Fund X, LLC and Venture Lending & Leasing IX, LLC, and WTI Equity Opportunity Fund I, L.P.

The ownership of each of the General Partners is divided into two classes of interest, the “LLC Interest” and “Capital Interest”. The LLC Interest is summarized as the rights to the General Partners’ carried interest in the underlying funds. The Capital Interest is summarized as the rights to the General Partners’ capital account balances in the underlying funds, excluding any allocated carried interest. WIA’s ownership of the LLC Interest and Capital interest in the General Partners as of December 31, 2021 is summarized in the following table:

	LLC Interest	Capital Interest
WTI Fund X GP, LLC,	5%	100%
Venture Lending & Leasing IX GP, LLC	5%	100%
WTI Equity Opportunity Fund GP I, LLC	5%	0%

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

The following table summarizes the assets and liabilities of Venture Lending & Leasing IX GP, LLC and WTI Equity Opportunity Fund GP I, L.L.C. that are included in the Company’s Consolidated Balance Sheet.

	Venture Lending & Leasing IX GP, LLC	WTI Equity Opportunity Fund GP I, L.L.C.
Cash and cash equivalents	$10,185,927	$—
Investments in funds	1,063,144	3,417,926

Total assets	$11,249,071	$3,417,926

Performance Incentive Payable	$2,729,828	$—

Total liabilities	$2,729,828	$—

WTI Fund X GP, LLC is excluded from the table above as it did not have any material asset or liabilities as of December 31, 2021.

Note 5.	Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements at December 31, 2021 is summarized as follows:

Furniture and fixtures	$487,616
Computer equipment	628,018
Computer software	17,665
Leasehold improvements	400,774

1,534,073
Less: Accumulated depreciation and amortization	(1,392,268)

Net fixed assets	$141,805

Depreciation and amortization expense amounted to $96,499 for the year ended December 31, 2021.

Note 6.	401(k) Profit Sharing Plan

The Company has a 401(k) defined contribution pension plan, which generally covers all members and full-time employees meeting certain service requirements. The Company’s contribution to this plan for the year ended December 31, 2021 amounted to $735,105, which is included in compensation and benefits in the Consolidated Statement of Operations.

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 7.	Commitments and Contingencies

Operating Leases

The Company currently leases space in Portola Valley, California. At December 31, 2021, the Company’s lease had a remaining term of less than 1 year with two five-year renewal options. Since the rents at the beginning of the renewal period will adjust to market rents, the renewal option does not create an economic incentive for WIA to exercise its options. Since the property is neither unique nor specialized and no other economic incentives exist, WIA concluded that at the lease commencement date, the option was not reasonably certain of exercise. As a result, the extended option periods were not included in WIA’s ROU Asset and Lease Liability calculations.

The lease commitments provide for minimum annual rental payments, net of amounts prepaid, as of December 31, 2021 and are as follows:

Year ending December 31,	Minimum Rental Commitments
2022	$367,587
Thereafter	—
Total future minimum lease payments	367,587
Less: Imputed interest	(1,622)
Total lease obligation	$365,965

During the year ended December 31, 2021, the Company recognized rent expense on operating leases of $516,423, and such amount is included in general, administrative and other expenses in the Consolidated Statement of Operations.

In determining the lease obligation on the Consolidated Balance Sheet, the Company utilized a discount rate of 1.18%.

Contingencies

The Company is subject to claims, legal proceedings and other contingencies in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The Company establishes accruals for matters that are probable and can be reasonably estimated. The Company’s maximum exposures under these arrangements are unknown. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

Commitments

Through the Company’s membership interest in WTI Fund X GP, LLC and Venture Lending & Leasing IX GP, LLC, the Company has capital commitments to the underlying Investment Funds in the aggregate of $2,000,000, of which $1,055,000 is unfunded as of December 31, 2021. In addition, 100% of the capital interest distributions received from Venture Lending & Leasing IX, LLC through Venture Lending & Leasing IX GP, LLC, or $214,511, is recallable as of December 31, 2021. In addition, 10% of the Company’s capital commitment to Venture Lending & Leasing VIII, LLC is recallable as of December 31, 2021.

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Note 8.	Related Party Transactions

As described in Note 1, the Company provides investment management and advisory services to Investment Funds for which the Company receives management fees and carried interest. During the year ended December 31, 2021, the Company earned management fees and carried interest of $31,911,568 and $58,131,181, respectively, from these Investment Funds. Additionally, consolidated WIA GPs have earned carried interest of $16,941,492.

The Company paid for general, administrative and other expenses on behalf of the Investment Funds. These expenses are reimbursed by the Investment Funds. During the year ended December 31, 2021, the Company paid for expenses totaling $1,445,225 on behalf of the Investment Funds, all of which was reimbursed by December 31, 2021.

The Company has a payable of $3,000,000 to Venture Lending & Leasing VIII, LLC as a result of an overpayment of a distribution, which was subsequently returned to the underlying fund in January 2022.

During the year ended December 31, 2021, the Company received in-kind distributions of carried interest of $22,793,936 and in-kind distributions from equity method investments of $551,711 in the form of publicly traded marketable securities. The securities were recognized at fair value when received. $23,237,362 of the securities received in-kind were immediately distributed to members of the Company resulting in no gains or losses on non-cash transactions.

In connection with the Loan and Securities Agreement, dated October 18, 2021 (the “ING Loan Agreement”), between WTI Fund X, LLC and ING Capital LLC, the Company granted to ING Capital LLC for the ratable benefit of itself and other lenders on the ING Loan Agreement a security interest in the Company’s right to receive management fees from WTI Fund X, LLC. In addition, in connection with the Amended and Restated Loan and Security Agreement, dated as of March 18, 2021 (the “MUFG Loan Agreement”), between Venture Lending & Leasing IX, LLC and MUFG Bank, Ltd., the Company granted to MUFG Bank, Ltd. for the ratable benefit of itself and the other lenders under the MUFG Loan Agreement a security interest in the Company’s right to receive management fees from Venture Lending & Leasing IX, LLC.

Note 9.	Members’ Equity

An operating agreement (the “Agreement”) governs the management of WIA and the rights, preferences, and privileges of members. No member of the LLC shall be personally obligated for any liability of the LLC or of any other member solely by reason of being a member of the LLC except as otherwise provided under the California Beverly-Killea Limited Liability Company Act, by law of expressly in the Agreement.

Ownership of WIA is evidenced by four classes of shares: Class A Shares, Class B Shares, Class C Shares, and Class D Shares. Class A Shares are also referred to as Founders Shares. Class C and D Shares are also collectively referred to as Executive Shares. Each outstanding Class B, Class C and Class D Share shall be entitled to one vote, and each Class A Share shall be entitled to three votes.

Carried Interest Revenue, net of expenses, are allocated to Founder and Executive shares based on the Founder Profit Percentage and Executive Profit Percentage, 20% and 80%, respectively, as defined in the operating agreement. The operating agreement then further, ascribes specific economic rights, including rights to Management Fee Revenue, net of expenses, to individual members of WIA based on their individual roles and operating capacity for the organization. As such, the economic returns to holders of Class A, Class B, Class C or Class D Shares may vary within each group based on the individual attributes of the Members.

Westech Investment Advisors LLC and Subsidiaries

Notes to the Consolidated Financial Statements

The Company makes distributions of net operating profit to the Members periodically based on retained earnings and available cash from operations.

Note 10.	Concentrations

The Company maintains its cash balances in a single financial institution. The balances in these accounts usually exceed the insurance limits of the Federal Deposit Insurance Corporation. The Company is subject to credit risk should this financial institution be unable to fulfill its obligations. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on such deposits.

Note 11.	Subsequent Events

In February 2022, the Company extended its current operating lease for an additional five year option period.

On August 25, 2022, the Company entered into a sale and purchase agreement for 100% of membership interest held by the members in the Company with P10 Intermediate Holdings, LLC, a 100% owned subsidiary of P10 Holdings, Inc. (“P10”). The transaction was closed on October 13, 2022. In connection with the transaction, the Company became a guarantor of P10’s obligations under the Credit Agreement, dated as of December 22, 2021 with JPMorgan Chase Bank the administrative and collateral agent, and the lenders party thereto. The guaranteed obligations are secured by security interests in the Company’s assets. Such security interests are junior to the security interests of ING Capital LLC and MUFG Bank, Ltd. described in Note 8. On September 30, 2022, the Company terminated its 401(k) plan and joined the P10 401(k) plan on October 13, 2022, in conjunction with P10’s acquisition of the Company.

In accordance with ASC 855, Subsequent Events, the Company evaluated all material events or transactions that occurred after December 31, 2021, the Consolidated Balance Sheet date, through November 4, 2022, the date the consolidated financial statements were issued, and determined no additional events or transactions which would materially impact the consolidated financial statements.